Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement of MainSource Financial Group, Inc. on Form S-4 of our report dated April 27, 2005, on our audits of the consolidated financial statements of HFS Bank, F.S.B. as of March 31, 2005 and 2004, and for the years ended March 31, 2005, 2004, and 2003. We also consent to the references to our firm under the caption “Independent Registered Public Accounting Firm and Experts.”

/s/ BKD, LLP

Fort Wayne, Indiana
February 8, 2006